NEWS RELEASE

For Immediate Release		August 26, 2009

Contacts:	John K. Keach, Jr.	Mark T. Gorski
	Chairman of the Board	Executive Vice President
	President/CEO	Chief Financial Officer
	(812) 373-7816	(812) 373-7379

INDIANA COMMUNITY BANCORP ANNOUNCES DIVIDEND

(Columbus, IN) – Indiana Community Bancorp (the “Company”) (NASDAQ: INCB), the holding company of Indiana Bank and Trust Company of Columbus, Indiana (the “Bank”), today announced that it would reduce its quarterly dividend from $0.12 per share to $0.01 per share. The dividend will be paid on October 1, 2009, to all shareholders of record on September 18, 2009.

Chairman and CEO John Keach, Jr. stated, “Reducing the quarterly dividend will allow us to retain approximately $1.5 million in capital per year. This additional capital will position Indiana Bank and Trust to serve the needs of our customers and our communities now and into the future. We are committed to increasing the dividend as soon as it is supported by sustained earnings.”

Indiana Community Bancorp is a bank holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”), which has been authorized by the Federal Reserve to engage in activities permissible for a financial holding company. Indiana Bank and Trust Company, its principal subsidiary, is an FDIC insured state chartered commercial bank. Indiana Bank and Trust Company was founded in 1908 and offers a wide range of consumer and commercial financial services through 20 branch offices in central and southeastern Indiana.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as “expects,” “intends,” “believes,” and “should,” which are necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented. Indiana Community Bancorp undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. The Company’s ability to predict future results involves a number of risks and uncertainties, some of which have been set forth in the Company’s most recent annual report on Form 10-K, which disclosures are incorporated by reference herein.

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